UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
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THE PEOPLES HOLDING COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PEOPLES HOLDING COMPANY
209 Troy Street
Tupelo, Mississippi 38804

March 11, 2004

Dear Shareholder:

        On behalf of the board of directors, we cordially invite you to attend the 2004 Annual Meeting of Shareholders of The Peoples Holding Company, the Company. The annual meeting will be held beginning at 2:00 p.m., Central time, on Tuesday, April 20, 2004, at the principal office of The Peoples Bank & Trust Company, 209 Troy Street, Tupelo, Mississippi 38804. The formal notice of the annual meeting appears on the next page.

        At the annual meeting, you will be asked:

1.	To elect five Class 2 directors, each to serve a three-year term, and one Class 1 director, to serve a two-year term; and

2.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

        The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. We urge you to mark, sign, date and mail the enclosed proxy card in the postage-prepaid envelope.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

THE PEOPLES HOLDING COMPANY
209 Troy Street
Tupelo, Mississippi 38804

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	2:00 p.m., Central time, on Tuesday, April 20, 2004

PLACE	The Peoples Bank & Trust Company 209 Troy Street Tupelo, Mississippi 38804

ITEMS OF BUSINESS	1. To elect five Class 2 directors who will each serve a three-year term expiring in 2007 and one Class 1 director who will serve a two-year term expiring in 2006.

2. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE	You can vote if you are a shareholder of record as of the close of business on February 24, 2004.

ANNUAL REPORT	Our 2004 Summary Annual Report and our Annual Report on Form 10-K, which are not part of the proxy solicitation material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope. Any proxy may be revoked at any

By Order of the Board of Directors

/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

Tupelo, Mississippi
March 11, 2004

THE PEOPLES HOLDING COMPANY

_________________

PROXY STATEMENT

_________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 20, 2004

        This proxy statement is furnished to the shareholders of The Peoples Holding Company, the Company, in connection with the solicitation of proxies by its board of directors or the board, for use at the Annual Meeting of Shareholders to be held at 2:00 p.m., Central time, on Tuesday, April 20, 2004, at the principal office of The Peoples Bank & Trust Company (the “Bank”), 209 Troy Street, Tupelo, Mississippi 38804, as well as in connection with any adjournments or postponements of that meeting. This proxy statement and accompanying proxy card are first being distributed to the shareholders of the Company on or about March 11, 2004.

Proxy Solicitation

         The board is soliciting the enclosed proxy so that each shareholder has the opportunity to vote on the proposals presented at the annual meeting, whether or not the shareholder attends the meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted as instructed on the card at the annual meeting, including any adjournments or postponements of the meeting. If the proxy card is signed but no instructions are given, the shares represented by the proxy will be voted at the annual meeting and any adjournments or postponements as follows:

"FOR" the election of nominees John M. Creekmore, E. Robinson McGraw, Theodore S. Moll, John W. Smith, and J. Larry Young as Class 2 directors and John T. Foy as a Class 1 director.

        A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice to the secretary of the Company before the annual meeting, by granting a subsequent proxy, or if the shareholder, rather than his or her broker, is a record holder of our stock, by appearing in person and voting at the annual meeting.

        The Company generally bears all costs of soliciting proxies. The Company has retained and pays a fee to Registrar and Transfer Company to act as its registrar and transfer agent and to assist in the solicitation of proxies, but the Company pays no separate compensation for the solicitation of proxies. Directors, officers and employees of the Company may solicit proxies by telephone, mail, facsimile, via the Internet or overnight delivery service. Directors, officers and employees do not receive separate compensation for these services.

Record Date and Voting Rights

        The board of directors has fixed the close of business on Tuesday, February 24, 2004, as the record date for the annual meeting. Only shareholders of record on that date are entitled to receive notice of and to vote at the annual meeting. As of February 24, 2004, the Company’s only outstanding class of securities was common stock, $5.00 par value per share; on that date, the Company had 15,000,000 shares authorized, of which 9,317,867 shares were issued and 8,189,426 were outstanding.

        The enclosed proxy provides the opportunity for shareholders to specify approval, disapproval, or abstention for the following proposal:

1.	The election of five Class 2 directors to serve until the expiration of their respective three-year term and one Class 1 director to serve until the expiration of his two-year term, or until their successors are elected and qualified.

        The proxy card also gives the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposal, that is properly presented for action at the annual meeting.

        A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. A share, once represented for any purpose at the annual meeting, is deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if the holder of the share abstains from voting with respect to any matter brought before the annual meeting.

        Shareholders are entitled to one vote for each share held, which may be given in person (if the shareholder, rather than his or her broker, is the record holder of the stock) or by proxy, except that shareholders may cumulate their votes to elect directors. Cumulative voting entitles a shareholder to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held by that shareholder, or to distribute the total votes, computed on the same principle, among all or several nominees. For example, if the number of directors to be elected is four, a shareholder owning ten shares may cast ten votes for each of four nominees, cast 40 votes for one nominee, or allocate the 40 votes among several nominees. Directors are elected by plurality vote; candidates receiving the highest number of votes cast are elected.

        For all proposals brought before the annual meeting, except the election of directors, each proposal is approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

        Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

        If a shareholder holds shares of the Company in a broker’s name (sometimes called “street name” or “nominee name”), then the shareholder must provide voting instructions to the broker. If the shareholder does not provide instructions to the broker, the shares will not be voted on any matter on which the broker does not have discretionary authority to vote. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter.

        Employees of the Company who participate in the Company’s 401(k) plan may vote the number of shares of common stock equal to their interest in the Company stock fund maintained under the plan as of the close of business on February 24, 2004, the record date for the annual meeting. Employees who participate in the employee stock ownership plan vote the number of shares of common stock allocated to their plan account as of the record date. The trustees of the 401(k) and employee stock ownership plans, the Bank, acts as proxy and actually votes the shares. If an employee does not send instructions within the time required, that employee’s shares or share equivalents will not be voted.

BOARD OF DIRECTORS

General

        Below is information concerning the five nominees for election as Class 2 directors, the one nominee for election as a Class 1 director, and the continuing Class 3 and Class 1 directors. Effective as of the annual meeting, the board of directors has fixed the number of directors at 16, resulting in there being six directors in Class 3 and five directors each in Classes 1 and 2. With the exception of John T. Foy, all of the nominees and directors listed below currently serve as directors of the Company. Mr. Robert H. Weaver, who has served as a Class 2 director since 1980, will retire from the board of directors effective at the annual meeting of shareholders because he has reached the mandatory retirement age for directors of the Company, which is age 72.

Class 2 Directors and Nominees (to be elected at the 2004 annual meeting, term of office expires in 2007):

·	John M. Creekmore has been engaged in the practice of law since 1987 as the owner of the law firm Creekmore Law Office. Mr. Creekmore, who is 48 years old, has been a director of the Company since 1997.

·	E. Robinson McGraw has served as president and chief executive officer of both the Company and the Bank since 2000. Mr. McGraw served as executive vice president of the Bank prior to becoming chief executive officer. Mr. McGraw, who is 57 years old, has been a director of the Company since 2000.

·	Theodore S. Moll has been with MTD Products, a company primarily engaged in the production of outdoor power equipment, since 1965. Mr. Moll presently serves as executive vice president of its worldwide operations. Mr. Moll, who is 61 years old, has been a director of the Company since 2002.

·	John W. Smith, who is retired, served as president and chief executive officer of the Company and the Bank from 1993 until 2000. Mr. Smith, who is 68 years old, has been a director of the Company since 1978.

·	J. Larry Young has been employed as a part-time pharmacist with Fred's Pharmacy in Pontotoc, Mississippi since 1998. Prior to 1998, Mr. Young was a pharmacist for and a partner in Ramsey-Young Pharmacy. Mr. Young, who is 65 years old, has been a director of the Company since 1982.

Nominee for Class 1 Director (to be elected at the 2004 annual meeting, term of office expires in 2006):

·	John T. Foy served in the capacity of President and Chief Executive Officer of Lane Furniture Industries from October 1996 until February 2004, when he was named President and Chief Operating Officer of Furniture Brands International, where he also serves as a member of the Board of Directors. Furniture Brands International is engaged in the manufacture of upholstered furniture. Mr.Foy is 56 years old.

Class 3 Directors (terms of office expire in 2005):

·	William M. Beasley has been engaged in the practice of law as a partner of the law firm of Phelps Dunbar LLP since 1999. Prior to 1999, Mr. Beasley was a partner of the law firm of Mitchell, Voge, Beasley and Corban. He has also served as vice chairman of the board of directors of the Company since 2001. Mr. Beasley, who is 52 years old, has been a director of the Company since 1989.

·	Marshall H. Dickerson has been the owner and manager of Dickerson Furniture Company, a company primarily engaged in retail home furnishings, since 1978. Mr. Dickerson, who is 54 years old, has been a director of the Company since 1996.

·	Eugene B. Gifford, Jr. has been engaged in the practice of law since 1960 as a partner in the law firm of Gifford, Allred and Tennison. Mr. Gifford, who is 69 years old, has been a director of the Company since 1987.

·	Richard L. Heyer, Jr. has served as a physician and partner of Tupelo Anesthesia Group, P.A. since 1989. Dr. Heyer, who is 47 years old, has been a director of the Company since 2002.

·	J. Niles McNeel has been engaged in the practice of law as a partner of the law firm of McNeel and Ballard since 1983. Mr. McNeel, who is 57 years old, has been a director of the Company since 1999.

·	H. Joe Trulove is presently a partner of Landmark Enterprises, a company primarily engaged in real estate and investments. Mr. Trulove has been chairman of the board of directors of Rose Hill Manufacturing Company, a company primarily engaged in the manufacture of upholstered furniture, since 2002. Prior to 2001, Mr. Trulove was senior vice president of York Casket Company, a company primarily engaged in the manufacture of caskets. Mr. Trulove, who is 66 years old, has been a director of the Company since 1999.

Class 1 Directors (terms of office expire in 2006):

·	George H. Booth, II is co-owner of Tupelo Hardware Company, a closely held family business primarily engaged in wholesale and retail hardware sales. Mr. Booth is currently serving as president of Tupelo Hardware Company, having served as vice president from 1976 until 2000. Mr. Booth, who is 50 years old, has been a director of the Company since 1994.

·	Frank B. Brooks has been a cotton farmer since 1959 and president of Yalobusha Gin Company, Inc., a cotton gin located in Yalobusha County, Mississippi, since 1992. Mr. Brooks, who is 60 years old, has been a director of the Company since 1989.

·	Robert C. Leake has served as chairman of the Company’s board and the Bank’s board since 1989. Mr. Leake has also been principal owner of Leake & Goodlett, Inc., a closely held family business primarily engaged in full service retail building material and supplies, since 1957. Mr. Leake is currently serving as vice president of Leake & Goodlett, Inc., having served as president from 1974 until 2002. Mr. Leake, who is 71 years old, has been a director of the Company since 1973.

·	C. Larry Michael has served as president of Transport Trailer Service, Inc., a company primarily engaged in semi-trailer sales and repair, Rent-A-Box, Inc., a company primarily engaged in semi-trailer leasing, and Precision Machine and Metal Fabrication, a company primarily engaged in customized machining of metal parts, since 1972. Mr. Michael, who is 58 years old, has been a director of the Company since 1997.

        A majority of the board of directors has been determined to be “independent” under the listing standards of the American Stock Exchange. With the exception of John T. Foy, all of the directors and nominees listed above also presently serve on the board of the Bank, the Company’s wholly owned subsidiary. The Company anticipates that Mr. Foy will be appointed to the Bank's board of directors if he is elected to the Company’s board of directors. There are no family relationships between any director, executive officer or person nominated to become a director.

COMPENSATION, MEETINGS AND COMMITTEES OF
THE BOARD OF DIRECTORS

Compensation of Directors

        Directors who are employees of the Company receive no additional compensation for their service as directors. The board of directors sets the compensation for non-employee directors. Currently, each non-employee director is paid an annual fee of $6,000 and $350 for each board meeting attended. Non-employee directors are also paid $350 for each committee meeting attended. The chairman of the board is paid an annual fee of $26,600 and $350 for each committee meeting attended. The chairman of the audit committee is paid $700 for each audit committee meeting attended.

        The Company maintains two types of deferred compensation arrangements in which directors may participate. Under one arrangement, fees are credited to a bookkeeping account and deemed invested in units representing shares of the Company’s common stock. The account is credited with dividend equivalent units as and when the Company pays dividends. Under the other arrangement, deferred fees are credited with an interest rate. Fees deferred between 1985 and 1988 accrue interest annually at 130% of the Moody’s Average Corporate Bond Rate for the month of October for the preceding year (9.20% in 2003); fees deferred after January 1, 1989, are credited with interest at 100% of such rate (7.08% in 2003). Amounts held under either plan are generally payable when a director ceases to serve as a member of the board or attains a specified age.

Meetings and Attendance; Committees

        The board of directors of the Company held 13 meetings during 2003. All directors attended at least 75% of the total number of meetings held by the board and all committees on which they served. The board of directors of the Bank met 12 times during 2003. The Company does not have a policy requiring director attendance at its annual meeting. At the Company’s 2003 annual meeting all 17 directors were in attendance. The Company expects the entire board of directors to be in attendance at this year’s annual meeting.

        The board of directors has established an audit committee, a compensation committee, and a nominating committee.

Audit Committee

        Frank B. Brooks, Marshall H. Dickerson, Theodore S. Moll and J. Larry Young are the members of the audit committee. Each member of the audit committee is an “independent director” as defined under SEC rules and the listing requirements of the American Stock Exchange. The audit committee operates under a written charter, which was most recently amended and restated by the board on December 16, 2003. A copy of the restated charter is attached as Appendix A. The board of directors has determined that Mr. Theodore S. Moll is an “audit committee financial expert” as defined under the SEC rules.

        The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. The audit committee’s duties and responsibilities include the following:

o	Appointing, compensating and overseeing of the Company’s independent auditors;

o	Monitoring the integrity of the Company’s financial reporting process and system of internal controls;

o	Monitoring the independence and performance of the Company’s independent auditors and internal auditing department;

o	Pre-approving all auditing services provided by the Company’s independent auditors;

o	Providing an avenue of communication among the Company’s independent auditors, management, the internal auditing department, and the board of directors; and

o	Establishing procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable

During 2003, the audit committee held 13 meetings.

Compensation Committee

        William M. Beasley, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, Robert C. Leake and J. Niles McNeel are the members of the compensation committee. The compensation committee establishes, reviews and administers the Company’s executive compensation programs and determines executive compensation. During 2003, the compensation committee met five times.

Nominating Committee

        The nominating committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s board of directors and its committees. The nominating committee was established by the board of directors on April 15, 2003, and is composed of John M. Creekmore, Eugene B. Gifford, Jr., Robert C. Leake, Robert H. Weaver, and J. Larry Young. Prior to the establishment of the nominating committee, the entire board of directors of the Company performed the functions of the committee. Each of the current members of the nominating committee is an “independent director” as defined in the listing standards of the American Stock Exchange. The nominating committee has adopted a written Nominating Committee Charter which more fully describes the functions and processes of the committee. A copy of the charter is attached to this proxy statement as Appendix B.

        The nominating committee evaluates potential new directors based upon the needs of the board and the Company. Criteria that have been used to assess a candidate for director include the candidate’s:

o	“Independence,“ as defined under the American Stock Exchange listing standards and SEC rules;

o	Experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

o	Familiarity with and participation in the local community;

o	Prominence and reputation in his or her profession;

o	Record of honest and ethical conduct, personal integrity and independent judgment;

o	Ability to represent the interests of the shareholders of the Company; and

o	Ability to devote time to the board of directors and to enhance his or her knowledge of the Company’s industry.

        Nominees for election to the board are proposed from various sources, including management and members of the full board of directors. The nominating committee will also consider candidates recommended by shareholders. Shareholder recommendations should be addressed to: Secretary, The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804. A shareholder must submit his or her nominee recommendation to the Company by November 9, 2004, for the candidate to be considered by the board as a possible nominee for election at the 2005 Annual Meeting of Shareholders. The shareholder’s notice must include:

o	The name, age, business address and residence address of the nominee;

o	The principal occupation or employment of the nominee;

o	The class and number of shares of the Company's stock which are beneficially owned by the nominee;

o	Any other information that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors; and

o	The nominee’s written consent to be nominated as a director and to serve if elected.

The shareholder’s notice must also include the name and address of the nominating shareholder and the class and amount of his or her beneficial ownership of the Company’s stock. The nominating committee may choose not to consider an unsolicited recommendation if no vacancy exits and there is no need to increase the size of the board.

Communications Between Shareholders and the Board of Directors

        The board has not adopted a formal procedure that shareholders must follow to send communications to it. The board does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the board by contacting the Company’s Director of Investment Relations and Planning in one of the following ways:

o	In writing, to The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804, Attention: Director of Investment Relations;

o	By e-mail, at jimg@thepeopleplace.com; or

o	By phone, at (662) 680-1217.

        If a shareholder requests information or asks questions that can more efficiently be addressed by management, the Director of Investment Relations and Planning will respond without the board of directors. The Director of Investment Relations and Planning will forward to the audit committee any shareholder communication concerning employee fraud or accounting matters. The Director of Investment Relations and Planning will forward to the full board any communication relating to corporate governance or requiring action by the board.

ELECTION OF FIVE CLASS 2 DIRECTORS AND ONE CLASS 1 DIRECTOR

        Five Class 2 directors will be elected at the annual meeting, each to serve a three-year term. The board has nominated John M. Creekmore, E. Robinson McGraw, Theodore S. Moll, John W. Smith, and J. Larry Young for election as Class 2 directors to serve until the 2007 annual meeting or until their successors are duly elected and qualified. All of these nominees currently serve as directors of the Company.

        One Class 1 director will be elected at the annual meeting, to serve a two-year term. Based upon the recommendation of the nominating committee, the board has nominated John T. Foy for election as a Class 1 director to serve until the 2006 annual meeting or until his successor is duly elected and qualified. Mr. Foy presently serves on our Tupelo Community Bank Board, and was recommended to the nominating committee as a prospective member of the board by Robert C. Leake, a member of the executive committee of the board. Mr. Foy does not currently serve as a director of the Company.

Vote Required and Board Recommendation

        For the election of directors, shareholders are entitled to cast six votes for each share held and may cumulate votes. Directors are elected by a plurality. The six nominees receiving the highest number of votes cast will be elected to serve as directors.

        If the proxy card is signed but no instructions are given with respect to the election of directors, the proxy holders will vote the proxies received by them for the nominees listed above, and reserve the right to cumulate votes and distribute them among the nominees, in their discretion. If for any reason one or more of the nominees named above is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board. If shareholders attending the annual meeting cumulate their votes such that all of the nominees above cannot be elected, the proxy holders will cumulate votes to elect as many of the nominees listed above as possible.

The Company’s board of directors unanimously recommends a vote “FOR” the election of each of the five nominees for Class 2 director and the one nominee for Class 1 director of the board of directors.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND MANAGEMENT

        The following table includes information about all directors, nominees and named executive officers, as of December 31, 2003, including their name, position and beneficial ownership of the Company’s common stock. Unless otherwise noted, the named persons have sole voting power and investment power with respect to the shares indicated (subject to any applicable community property laws).

Amount and Nature of Beneficial Ownership
	Direct		Options Exercisable Within 60 Days	Other		Percent of Class
Directors and Nominees:
William M. Beasley	30,516			2,989	(1)	*
George H. Booth, II	7,698					*
Frank B. Brooks	20,569			46	(2)	*
John M. Creekmore	2,164			406	(3)	*
Marshall H. Dickerson	8,051					*
John T. Foy	1,003					*
Eugene B. Gifford, Jr	68,509			30,200	(4)	1.20%
Richard L. Heyer, Jr	3,180					*
Robert C. Leake	22,534			8,658	(5)	*
J. Niles McNeel	18,939			4,675	(6)	*
C. Larry Michael	10,922					*
Theodore S. Moll	3,000			2,100	(7)	*
John W. Smith	27,433			11,739	(8)	*
H. Joe Trulove	21,016					*
Robert H. Weaver	130,900			16,308	(9)	1.80%
J. Larry Young	5,055			393	(10)	*

Named Executive Officers:
E. Robinson McGraw(11)	18,431	(11)	30,000	741	(11)	*
James W. Gray	8,106	(12)	5,250	355	(12)	*
Stuart R. Johnson	9,434	(13)	5,250			*
Stephen M. Corban	4,018					*

All directors, nominees and executive officers as a group (20 persons, listed)	421,478		40,500	78,610		6.60%

* Less than 1% of the outstanding common stock.

(1)	Includes 2,989 shares held by Mr. Beasley’s spouse.

(2)	Includes 46 shares held by Mr. Brooks’ daughter as to which Mr. Brooks disclaims beneficial ownership.

(3)	Includes 406 shares held by Mr. Creekmore’s children.

(4)	Includes 30,200 shares held by Mr. Gifford’s grandchildren of which Mr. Gifford’s spouse serves as custodian.

(5)	Includes 8,658 shares held in trust, with respect to which Mr. Leake is the sole beneficiary.

(6)	Includes 925 shares held by Mr. McNeel’s spouse and 3,750 shares held by Mr. McNeel’s children of which Mr. McNeel serves as custodian.

(7)	Includes 2,100 shares held by Mr. Moll’s children of which Mr. Moll serves as custodian.

(8)	Includes 11,739 shares held by Mr. Smith’s spouse.

(9)	Includes 16,308 shares held by Mr. Weaver’s spouse, as to which Mr. Weaver disclaims beneficial ownership.

(10)	Includes 393 shares held by Mr. Young’s spouse.

(11)

Mr. McGraw is also a director of the Company. As of December 31, 2003, his direct ownership includes 6,058 shares allocated under the Company’s employee stock ownership plan and 2,690 shares allocated under the 401(k) plan; under both plans Mr. McGraw has voting power. His other ownership includes 741 shares held by Mr. McGraw’s children of which Mr. McGraw serves as custodian under the Mississippi Uniform Gifts to Minors Act.

(12)

As of December 31, 2003, Mr. Gray’s direct ownership includes 828 shares allocated under the Company’s employee stock ownership plan and 2,243 shares allocated under the 401(k) plan; under both plans Mr. Gray has voting power. Other ownership includes 355 shares held by Mr. Gray’s spouse.

(13)

As of December 31, 2003, Mr. Johnson’s direct ownership includes 7,669 shares allocated under the Company’s employee stock ownership plan and 1,658 shares allocated under the 401(k) plan; under both plans Mr. Johnson has voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        As of February 24, 2004, the Company had approximately 2,600 shareholders of record. To the knowledge of management of the Company, no shareholder owns beneficially more than 5% of the Company’s issued and outstanding common stock. As of December 31, 2003, the Company’s employee stock ownership plan held 424,527 shares or 5.18% of Company common stock. All shares held by the plan are allocated to individual participant accounts; participants direct the voting of their allocated shares and benefits are distributed according to plan terms.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table describes individual compensation information for the chief executive officer and other named executive officers for services rendered for the three fiscal years ended December 31, 2003.

Summary Compensation Table
		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (2)	Securities Underlying Options (3)	All Other Compensation
E. Robinson McGraw	2003	$310,000	$61,103	15,000	$34,444	(4)
President and	2002	290,000	199,157	15,000	33,491
Chief Executive Officer	2001	270,000	106,137	15,000	21,928

James W. Gray	2003	$188,000	$22,350	5,250	$25,128	(5)
Executive Vice President	2002	172,795	72,720	5,250	24,954
	2001	161,462	47,615	0	17,790

Stuart R. Johnson	2003	$175,000	$20,730	5,250	$26,599	(6)
Chief Financial Officer	2002	160,000	67,328	5,250	26,000
	2001	148,000	43,645	0	16,952

Stephen M. Corban (1)	2003	$75,000	$8,621	0	$450	(7)
Executive Vice President	2002	0	0	0	0
	2001	0	0	0	0

(1)	Mr. Corban was appointed an Executive Vice President of the Company on July 1, 2003.

(2)	Payments from the Performance Based Rewards Plan, an annual cash bonus plan that provides for awards based upon the performance of the Company and the Bank.

(3)	Adjusted to reflect the Company's three for two stock split on December 1, 2003.

(4)

Includes term life insurance premiums in the amount of $1,360, Company matching contributions to the 401(k) plan in the amount of $8,000 and Company contributions to the money purchase plan in the amount of $15,650. Includes $5,794 in Company credits to a deferred compensation plan made to replace a split dollar life insurance arrangement that was terminated in 2001. Also includes $3,640 in above-market earnings credited on amounts credited to a deferred compensation plan.

(5)

Includes term life insurance premiums in the amount of $1,128, Company matching contributions to the 401(k) plan in the amount of $8,000 and Company contributions to the money purchase plan in the amount of $15,650. Also includes $350 in above-market earnings credited on amounts credited to a deferred compensation plan.

(6)

Includes term life insurance premiums in the amount of $1,051, Company matching contributions to the 401(k) plan in the amount of $8,000 and Company contributions to the money purchase plan in the amount of $15,650. Also includes $1,898 in above-market earnings credited on amounts credited to a deferred compensation plan.

(7)	Includes term life insurance premiums in the amount of $450.

Stock Option Plan

        The Company maintains a stock option plan, the 2001 Long-Term Incentive Plan, which was adopted in November 2001, and most recently amended effective as of January 21, 2003. An aggregate of 375,000 shares of common stock, adjusted to reflect the Company’s three for two stock split on December 1, 2003, has been reserved for issuance under the plan. As of December 31, 2003, options to purchase 143,250 shares (split adjusted) were outstanding; 231,750 shares (split adjusted) remained available for grant or issuance under the plan.

        The following table provides information about stock option grants made to the named executives during 2003, adjusted to reflect the Company’s stock split. No stock options were granted to Mr. Corban during 2003.

Option Grants In 2003
	Number of Securities Underlying Options	% of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(3)
Name	Granted (1)	in 2003	($/Share)(2)	Date	0%	5%	10%
E. Robinson McGraw	15,000	18.35%	$28.15	01/01/13	$72,750	$384,053	$861,653
James W. Gray	5,250	6.42%	28.15	01/01/13	25,463	134,418	301,578
Stuart R. Johnson	5,250	6.42%	28.15	01/01/13	25,463	134,418	301,578

(1)

The options are exercisable in three equal installments, beginning on the first anniversary of the date of grant, January 1, 2004, provided the executive remains an employee of the Company. All options expire ten years from the date of grant. The options immediately vest and become exercisable upon the occurrence of a change in control.

(2)

The exercise price is the average of the closing sales prices of a share of the Company’s common stock for the 20 consecutive trading days immediately preceding the date of grant, January 1, 2003. The closing sales price of the Company’s common stock on December 31, 2002, the business day immediately preceding the grant date, was $27.17 per share. The exercise price of an option may be paid in cash, by delivery of common stock or a combination of both.

(3)

Potential realizable value assumes that common stock appreciates at the rates shown (compounded annually) from the grant date until the expiration date. The calculation is based upon rates specified by the Securities and Exchange Commission and does not represent the estimated growth of the future stock price by the Company.

        The following table provides information about the unexercised options held by the named executive officers on December 31, 2003, adjusted to reflect the Company’s December 1, 2003 stock split. No options were exercised by these persons during 2003. No options have been granted to Mr. Corban.

Aggregated Option Exercises In 2003 and Year-End Option Values
	Number of Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003 (1)
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
E. Robinson McGraw	0	$0	15,000	30,000	$250,667	$269,533
James W. Gray	0	0	1,750	8,750	16,683	58,812
Stuart R. Johnson	0	0	1,750	8,750	16,683	58,812

(1)	Based upon the closing sales price of the Company’s common stock as of December 31, 2003 of $33.00 per share, less the option exercise price payable per share.

Retirement and Similar Plans

        With the exception of Mr. Corban, the Company’s executive officers are participants in four tax qualified employee benefit plans: a 401(k) plan, a pension plan, a money purchase plan and an employee stock ownership plan. Mr. Corban is eligible to participate in the 401(k) and any money purchase plans. Company contributions to the 401(k) plan and money purchase plan for the benefit of the named executive officers are listed in the Summary Compensation Table. No contributions were made to the employee stock ownership plan during 2003. Benefits under the pension plan were frozen as of December 31, 1996, and no additional benefits will accrue under the plan. Mr. McGraw’s monthly benefit from the pension plan is fixed at $3,646, Mr. Gray’s monthly benefit is fixed at $338 and Mr. Johnson’s monthly benefit is fixed at $2,266, each payable at normal retirement age, age 65, in the form of a ten-year certain and life annuity.

        Each of the named executive officers may elect to participate in two deferred compensation arrangements. Under one arrangement, deferred compensation is credited to a bookkeeping account and deemed invested in common stock equivalent units, based upon the current fair market value of the Company’s common stock on the date credited. Dividend equivalent units are credited to the account as and when dividends are paid by the Company. Under the other arrangement, deferred compensation is credited with interest; amounts deferred from 1985 through 1988 accrue interest annually at 130% of the Moody’s Average Corporate Bond Rate for the month of October for the preceding year (or 9.20% during 2003), and amounts deferred after January 1, 1989, accrue interest annually at 100% of the rate (or 7.08% during 2003). Benefits payable from either plan are equal to each participant’s account balance at the time of distribution. Payments are generally made on termination of employment or at a specified age.

Change in Control Agreements

        The Company has change in control agreements with Mr. McGraw, Mr. Gray, Mr. Johnson, Mr. Corban, and certain other executives of the Company. The agreements provide severance benefits in the event an executive’s employment is involuntarily terminated without cause or voluntarily terminated for good reason, each after a change in control occurs. For this purpose, a change in control is defined as any liquidation, dissolution, consolidation or merger of the Company in which the Company is not a surviving corporation. The agreements provide for payment of severance in an amount equal to 2.99 times the sum of (1) the executive’s annual base salary in effect prior to termination, and (2) the executive’s average annual incentive bonus for the two years prior to the change in control. The severance amount is to be held in escrow and is generally payable, with accrued interest, in installments over a three-year period. Payments are reduced if the executive obtains other employment during the payment period; benefits cease if the executive becomes an employee of a competing business during the period. The agreements also provide for the continuation of coverage under other Company benefits for a period of three years. Payments and benefits will be reduced, to the extent necessary, to permit the Company to claim a deduction for federal income tax purposes and to avoid any golden parachute excise tax payable with respect to such payments or benefits.

        In the event of a change in control and based upon current levels of compensation, the approximate aggregate amount of the cash payments to be made over a three-year period are $1,315,988 for Mr. McGraw, $704,250 for Mr. Gray, $654,897 for Mr. Johnson, and $448,500 for Mr. Corban.

Report of the Compensation Committee

        Six non-employee directors serve on the board’s compensation committee. The committee establishes and reviews the Company’s executive compensation programs, sets the chief executive officer’s salary and approves salary adjustments for other executive officers, based upon the recommendation of the chief executive officer. The committee met five times during 2003.

        Compensation Goals and Program Components. The Company’s executive compensation program consists of base salary, short-term cash incentives, and long-term, equity-based incentive awards. The program is intended to permit flexibility in the Company’s compensation practices, to retain and motivate the Company’s key executives, and to align the short and long-term performance of the Company’s key executives with the interests of its shareholders.

        Base Salary. The committee reviews and sets the chief executive officer’s base salary annually after a review of his progress toward achieving objectives identified in the Company’s strategic plan. These objectives include profits, growth in assets, cost control, quality of loan portfolio, technology enhancements, customer service, and expansion. The committee also takes into account peer comparisons, relying upon data obtained from the Mississippi Bankers Association survey and surveys of other peer companies. During 2003, the chief executive officer’s base salary was $310,000, an increase of 6.9% from the prior year.

        Annual Cash Incentives. The Company has an annual bonus program under which cash incentives may be awarded to all employees, including its chief executive and other executive officers. This plan is referred to as the “Performance Based Rewards Plan.” With respect to the Company’s executive officers, at the beginning of each annual performance cycle the committee sets a threshold and additional escalating target objectives, each based upon the Company’s return on assets during the annual performance period. If the Company’s return on assets does not exceed the threshold amount, no awards are made. If the threshold is achieved, cash awards are determined by comparing the Company’s return on assets to the escalating target objectives; a fixed matrix determines the amount of the bonus payable with respect to each target objective. In 2003, the chief executive officer received a bonus of $61,103 under the plan, or 19.7% of his base salary.

        Long-Term Incentives. The Company also maintains a long-term, equity-based incentive plan, the 2001 Long-Term Incentive Plan. Grants and awards under the plan are intended to align the interests of the key employees with shareholders and to serve as a retention device. On January 1, 2003, options to acquire 15,000 shares of the Company’s common stock were granted to the Company’s chief executive officer, with an exercise price of $28.15 per share. The options vest and become exercisable in three annual installments, contingent upon his continued employment with the Company.

        Other Compensation and Benefits. The Company maintains a number of broad-based benefit plans, in which the executive officers participate, including a group medical plan, money purchase plan, and 401(k) plan. These plans are intended to provide basic health and retirement benefits to all of the Company’s employees. Executive officers may elect to supplement retirement benefits by making voluntary deferrals to one of the Company’s deferred compensation plans.

        The Company also has change in control agreements with E. Robinson McGraw, the other named executive officers and four executive vice-presidents of the Bank, which are effective in the event of a change in control of the Company, provided the executive is terminated for other than cause or elects to terminate his employment for good reason. A severance amount of up to 2.99 times the executive’s compensation could be payable as a result of such termination subject to certain limitations.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million in any taxable year the deduction a company may claim for compensation paid to each of its chief executive and four other highest paid officers, unless certain performance-based conditions are met. The board has reviewed this provision and does not anticipate the payment of any compensation to an executive officer that would be affected by the limit.

Compensation Committee:

J. Niles McNeel, Chairman
William M. Beasley
Frank B. Brooks
John M. Creekmore
Marshall H. Dickerson
Robert C. Leake

December 16, 2003

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the compensation committee during 2003 were William M. Beasley, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, J. Niles McNeel, and Robert C. Leake. There are no members of the compensation committee who were officers or employees of the Company or any of its subsidiaries during 2003, or members who were formerly officers of the Company. Mr. Beasley, Mr. McNeel and Mr. Creekmore are each partners in law firms that provide legal services to the Company or the Bank.

INDEBTEDNESS OF RELATED PARTIES

        Certain directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of the Bank and have had transactions with the Bank in the ordinary course of the Bank’s business. In the opinion of the board of directors, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

INTERESTS OF THE BOARD OF DIRECTORS

        During 2003, the Company and the Bank employed the legal services of Mitchell, Voge, and Hendrix, of which W. P. Mitchell, the Chairman Emeritus of the Board of Directors, is a partner. The Company and its subsidiary paid this firm fees and expenses totaling $127,593 during 2003.

        During 2003, the Bank employed the firm of Gifford, Allred and Tennison as local counsel for its community bank at Booneville, Mississippi. Eugene B. Gifford, Jr., a director of the Company and the Bank, is a partner of Gifford, Allred and Tennison.

        During 2003, the Bank employed John M. Creekmore, a director of the Company and the Bank, as local counsel for its community bank at Amory, Mississippi.

        During 2003, the Bank employed McNeel and Ballard as local counsel for its community bank at Louisville, Mississippi. J. Niles McNeel, a director of the Company and the Bank, is a partner of McNeel and Ballard.

        During 2003, the Bank employed the law firm of Edwards, Storey, Marshall and Helveston as local counsel for its community bank at West Point, Mississippi. A. M. Edwards, Jr., a Director Emeritus, is a partner of Edwards, Storey, Marshall and Helveston.

        During 2003, the Company employed the law firm of Phelps Dunbar LLP to provide advice in various legal areas including employee benefits and general corporate law. William M. Beasley, a director of the Company and the Bank, is a partner of Phelps Dunbar LLP.

        The Company expects that these firms will continue to represent the Company and the Bank in similar matters in the future.

STOCK PERFORMANCE GRAPH

        The following performance graph compares the performance of the Company’s common stock to the AMEX Market Index and to a peer group of 66 other regional southeast bank holding companies for the Company’s reporting period. The performance graph assumes that the value of the investment in the Company’s common stock, the AMEX Market Index and the peer group of other regional southeast bank holding companies was $100 at January 1, 1999 and that all dividends were reinvested.

Performance Graph
January 1, 1999 – December 31, 2003

200
150
100
50
0
1998
1999
2000
2001
2002
2003
Peoples Holding Co.
MG Group Index
AMEX Market Index

	December 31
	1998	1999	2000	2001	2002	2003

The Peoples Holding Company	$100.00	$91.84	$59.75	$127.15	$143.89	$179.04
MG Group Index(1)	100.00	83.17	84.91	106.79	114.29	145.92
AMEX Market Index	100.00	124.67	123.14	117.47	112.78	153.50

(1)     The bank holding companies included in the Regional Southeast Banks peer group are: Alabama National BanCorporation; AmSouth Bancorporation; Auburn National Bancorporation, Inc.; The Banc Corporation; BancorpSouth, Inc.; BancTrust Financial Group, Inc.; Bank of the Ozarks, Inc.; Beach First National Bancshares, Inc.; Britton & Koontz Capital Corporation; Capital Bancorp, Inc.; Cardinal Financial Corporation; Centerstate Banks of Florida, Inc.; Citizens First Corporation; Civitas Bankgroup, Inc.; CNB Florida Bancshares, Inc.; Colonial BancGroup, Inc.; CommerceSouth, Inc.; Community First Bancorp; Community National Bancorp; Community Trust Bancorp, Inc.; Compass Bancshares, Inc.; Cornerstone Bancshares; Crescent Banking Company; Eastern Virginia Bankshares, Inc.; Farmers Capital Bank Corporation; Fauquier Bankshares, Inc.; First Bancshares, Inc. MS; First Capital Bank; First Community Bancshares, Inc. VA; First Community Bank Corporation; First M & F Corporation; First National Bancshares, Inc. FL; First Security Bancorp, Inc.; First Tennessee National Corporation; Florida Banks, Inc.; FNB Corporation FL; FNB Corporation VA; Four Oaks Fincorp, Inc.; Franklin Financial Corporation TN; Globe Bancorp, Inc.; Hancock Holding Company; Heritage Bankshares, Inc. VA; Hibernia Corporation; Iberiabank Corporation; Madison Bancshares, Inc.; MidSouth Bancorp, Inc.; Minden Bancorp, Inc.; National Commerce Financial Corporation; NB&T Financial Group, Inc.; NBC Capital Corporation; Penseco Financial Services Corporation; The Peoples BancTrust Company; The Peoples Holding Company; Pinnacle Bancshares, Inc.; Pinnacle Financial Partners, Inc.; Premier Financial Bancorp, Inc.; Regions Financial Corporation; Republic Bancorp, Inc.; S. Y. Bancorp, Inc.; Simmons First National Corporation; Southcoast Financial Corporation; SouthTrust Corporation; Trustmark Corporation; Union Planters Corporation; United Security Bancshares, Inc.; and Whitney Holding Corporation.

Source: Media General Financial Services.

        There can be no assurance that the Company’s common stock performance will continue in the future with the same or similar trends depicted in the performance graph above. The Company will not make nor endorse any predictions as to future stock performance.

INDEPENDENT AUDITORS

        The board of directors, upon recommendation of the audit committee, has appointed Ernst & Young LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2004. A representative of Ernst & Young LLP is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

        Fees related to services performed for the Company by Ernst & Young LLP in fiscal years 2003 and 2002 are as follows:

	2003	2002
Audit Fees (1)	$299,000	$212,000
Audit-Related Fees (2)	8,500	9,600
Tax Fees (3)	154,000	33,000
All Other Fees	0	0

Total	$461,500	$254,600

_________________

(1)     Audit fees included fees and expenses associated with the audit of the Company’s annual financial statements, the reviews of the financial statements in the Company’s quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)     Audit-related fees primarily included accounting consultation.

(3)     Tax fees and expenses included tax compliance services, tax advice, and tax planning assistance, all of which were pre-approved by the audit committee. All tax fees were permissible tax fees under SEC rules.

        In accordance with the procedures set forth in its charter, a copy of which is attached hereto as Appendix A, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditor prior to the engagement of the independent auditors with respect to such services, subject to the de minimus exceptions for non-audit services permitted by the Securities Exchange Act of 1934, as amended, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2003 and 2002, none of the fees listed under Audit-Related Fees or Tax Fees were covered by the de minimus exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent auditors when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

Report of the Audit Committee

        The information provided in this section shall not be deemed to be proxy “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, other than as provided in Item 7(d)(3)(v) of Regulation 14A-101. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States of America to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with accounting principles generally accepted in the United States of America. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements of the Company with generally accepted accounting principles, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU §380). In addition, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), has discussed with the independent auditors the auditors’ independence from management and the Company, and has considered the compatibility of non-audit services with the auditors’ independence.

        The committee discussed with the Company’s internal and independent auditors, the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held thirteen meetings during 2003.

        In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

      Frank B. Brooks, Chairman
      Theodore S. Moll
      Marshall H. Dickerson
       J. Larry Young

February 17, 2004

SHAREHOLDER PROPOSALS

        Shareholders having proposals that they desire to present at next year’s annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company’s proxy statement relating to the meeting, submit their proposals to the Company no later than November 9, 2004. To be included in the Company’s proxy statement, all submissions must comply with SEC rules. Proposals should be addressed to E. Robinson McGraw, The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804.

        If a shareholder of the Company wishes to present a proposal at next year’s annual meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement, the shareholder must give written notice to the Company at the above address. The Company must receive the notice not later than January 21, 2005. If a shareholder fails to provide timely notice of a proposal to be presented at next year’s annual meeting, the proxies designated by the board of directors of the Company will have discretionary authority to vote on the proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities Exchange Commission and the American Stock Exchange reports of ownership of Company securities and changes in reported ownership on Forms 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely upon a review of the reports on Forms 3, 4 and 5 furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during 2003 the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that: one report on Form 3 was inadvertently filed late by Mr. Waycaster; one report on Form 4, covering one transaction, was inadvertently filed late by Mr. Robinson; and one report on Form 4, covering one transaction, was inadvertently filed late by Mr. McNeel.

OTHER MATTERS

        As of the time this proxy statement was printed, management of the Company was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        The Company’s Summary Annual Report for the year ended December 31, 2003, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities Exchange Commission, have been mailed to shareholders prior to or with this proxy statement.

        Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, the Company, without charge, will provide an additional copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Requests should be mailed to James W. Gray, The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804.

By Order of the Board of Directors

/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
THE PEOPLES HOLDING COMPANY

   Audit Committee Purpose:

The Audit Committee is appointed by the Board of Directors of The Peoples Holding Company (“Company”) to assist the board in fulfilling its oversight responsibilities. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Audit Committee. The Audit Committee’s primary duties and responsibilities include:

o	Monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o	Monitoring the independence and performance of the Company’s registered public accounting firm and internal auditing department.

o	Providing an avenue of communication among the registered public accounting firm, management, the internal auditing department, and the Board of Directors.

o	Establishing procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the registered public accounting firm as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company’s expense and without the approval or oversight of the Board of Directors of the Company, special legal, accounting, or other advisors or experts it deems necessary in the performance of its duties.

   Audit Committee Composition and Meetings:

Audit Committee members shall be a member of the Board of Directors of the Company and shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of not less than three nor more than six directors as determined by the Board, each of whom shall be independent as defined in the Exchange Act and the rules promulgated thereunder and as provided in the requirements of the American Stock Exchange. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be a financial expert as defined in the Exchange Act and the rules promulgated thereunder. Audit Committee members shall not serve on the audit committees of more than two other public companies.

Audit Committee members shall be appointed by the Board of Directors of the Company. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the registered public accounting firm, and as a committee to discuss any matters that the committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the registered public accounting firm quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures. The Audit Committee may request any officer or employee of the Company or the Company’s outside Counsel or the registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   Audit Committee Responsibilities and Duties:

   1.   Review Procedures:

A.

Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. Submit the charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

B.

Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and registered public accounting firm of significant issues regarding accounting and auditing principles, practices, and judgments.

C.

In consultation with management, the registered public accounting firm, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls that could materially affect the Company’s financial statements. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review material findings prepared by the registered public accounting firm and the internal auditing department together with management’s responses, including an update on the status of previous recommendations.

D.

In conjunction with its reviews of the Company’s reports on the 10-K and 10-Q, the Committee will determine that the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required by applicable SEC rules and regulations with respect to the Company’s disclosure controls and procedures and internal controls over financial reporting are included in each such report.

E.

Review with financial management and the registered public accounting firm the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the registered public accounting firm in accordance with Statement of Auditing Standards No. 61. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

F.

Audit Committee members may not accept consulting, advisory, or other compensatory fees from the Company and may not be an affiliated person with the Company or subsidiary. Director’s compensation must be the sole remuneration from the Company for Audit Committee members.

G.	The Audit Committee has established the following procedures for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters of the Company.

i.

The Peoples Holding Company has established a toll-free telephone number (1-877-888-0002) for receiving complaints regarding accounting, internal accounting controls, or auditing matters. This toll-free number is staffed by an independent organization operating 24 hours a day, 7 days a week.

ii.

All such complaints will be sent to the Internal Audit Manager who, after consultation with the General Counsel, will report such matters to the Audit Committee. The Internal Audit Manager and the General Counsel of the Company will review each complaint and take such action with respect to such complaint as they deem reasonable and appropriate.

iii.	All complaints will be monitored by the Audit Committee and the Audit Committee will take such action with respect to complaints as it deems reasonable and appropriate.

iv.	The presiding Audit Committee Chairman may retain outside counsel or other advisors, for any complaint addressed to the Audit Committee.

H.	Pay compensation to the registered public accounting firm and advisers employed by Audit Committee.

I.

Review the written disclosures and the letter from the registered public accounting firm required by Independent Standards Board Standard No. 1 and discuss with the registered public accounting firm its independence.

   2.   Registered Public Accounting Firm:

A.

The registered public accounting firm reports directly to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the registered public accounting firm or approve any discharge of the registered public accounting firm when circumstances warrant.

The Audit Committee is directly responsible for appointment, compensation, and oversight of the registered public accounting firm. All auditing services and non-audit services, other than as provided in the DeMinimus exceptions below, provided by the auditor shall be preapproved by the Audit Committee.

The preapproval requirement is waived with respect to the provision of non audit services if:

i.

The aggregate amount of all such nonaudit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the nonaudit services are provided;

ii.	Such services were not recognized by the Company at the time of the engagement to be non audit services; and

iii.

Such services are promptly brought to the attention of the Audit Committee of the Company and the Audit Committee or one or more members of the Audit Committee who are members of the board of directors to whom authority has been delegated by the Audit Committee approves such services prior to the completion of the audit.

B.	Approval by the Audit Committee of a non-audit service to be performed by the auditor of the Company shall be disclosed to investors in periodic reports.

C.

The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the board of directors, the authority to grant preapprovals described in Section 10A of the Exchange Act. The decisions of any member to whom authority is delegated to preapprove an activity shall be presented to the full Audit Committee at each of its scheduled meetings.

D.	In carrying out its duties, if the Audit Committee approves an audit service within the scope of the engagement of the auditor, such audit service shall be deemed to have been preapproved.

E.	The registered public accounting firm must timely report to the Audit Committee

a.	all critical accounting policies/practices to be used;

b.

all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the registered public accounting firm; and

c.	any other material written communications between the registered public accounting firm and management, including management letters or schedules of unadjusted differences.

F.

On an annual basis, the Audit Committee should review and discuss with the registered public accounting firm all significant relationships the auditors have with the Company that could impair their independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

G.	Review the registered public accounting firm audit plan and engagement letter—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

H.

Prior to releasing the year-end earnings, discuss the results of the audit with the registered public accounting firm. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61.

I.	Consider the registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

J.

Evaluate together with the Board the performance of the registered public accounting firm and, if so determined by the Audit Committee, recommend that the Board replace the registered public accounting firm.

   3.   Internal Audit Department and Legal Compliance:

A.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

B.

Review the appointment, performance, and replacement of the senior internal audit executive. The internal audit department shall be responsible to senior management but have a direct reporting responsibility to the Board of Directors through the Audit Committee. Changes in the senior internal audit executive shall be subject to Audit Committee approval.

C.	Review significant reports prepared by the internal audit department together with management’s response and follow up to these reports.

D.

On at least an annual basis, review with the Company’s legal counsel, any legal matters that could have a material impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and material reports or inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

   4.   Other Audit Committee Responsibilities:

A.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

B.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

C.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results.

D.

The Company has adopted a Code of Ethics for the Company’s CEO, Chief Financial Officer, Principal Accounting Officer and Controller (“Senior Management and Financial Officers”) that requires Senior Management and Financial Officers to resolve ethically any actual or apparent conflicts of interest, to comply with laws and regulations and to provide information that is accuate, complete, objective, relevant, fair, timely and understandable in Company’s periodic reports filed with the SEC and other public disclosures. Waivers of the Code of Ethics may only be made by the Board of Directors or the Audit Committee and will be disclosed in accordance with applicable law. Violations of the Code of Ethics are reported to the Audit Committee. The Audit Committee and General Counsel of the Company will review each report and take such action with respect to each report as they deem reasonable and appropriate.

E.	Periodically perform self-assessment of Audit Committee performance.

F.	Review financial and accounting personnel succession planning within the Company.

G.

Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

H.

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

I.

Review with the registered public accounting firm any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

i.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

ii.	Any changes required in the planned scope of the internal audit.

iii.	The internal audit department responsibilities, budget and staffing.

J.	Meet at least annually with the chief executive officer, the senior internal auditing executive, and the independent auditor in separate executive sessions.

   5.   Acknowledgment:

A.

The Audit Committee recognizes that it shall be unlawful for a registered public accounting firm that performs for the Company any audit required by the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, to provide to the Company, contemporaneously with the audit, any non-audit service, including:

i.	bookkeeping or other services related to the accounting records or financial statements of the Company and its subsidiaries;

ii.	financial information systems design and implementation;

iii.	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

iv.	actuarial services;

v.	internal audit outsourcing services;

vi.	management functions or human resources;

vii.	broker or dealer, investment advisor or investment banking services;

viii.	legal services and expert services unrelated to the audit; and

ix.	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

APPENDIX B

CHARTER OF THE GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF
THE PEOPLES HOLDING COMPANY

The Board of Directors shall designate annually a Governance and Nominating Committee (the “Committee”) comprised of three or more directors. Members of the Committee may be removed at any time by the Board of Directors in its sole discretion. The Members of the Committee shall be “independent” directors as determined in accordance with the laws, rules and regulations of the American Stock Exchange and shall also comply with and satisfy all other applicable laws, rules, regulations and requirements. The Committee shall report regularly to the Board of Directors.

The Committee shall elect a Chairman of the Committee annually. The Chairman shall determine the agenda and length of meetings and shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Purpose:

The purpose of the Committee is to:

(1)

Identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors;

(2)	Develop and revise as appropriate Corporate Governance Guidelines applicable to the Company and recommend such guidelines or revisions to the Board of Directors;

(3)	Address and respond to shareholder concerns regarding corporate governance; and

(4)	Otherwise play a leadership role in the Company’s corporate governance.

Meetings:

The Committee shall meet as often as it deems necessary or appropriate to carry out its responsibilities, but in no event less than twice per year, and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Committee members) in furtherance of such responsibilities. The Chairman of the Committee, the Chairman of the Board or the President of the Company shall call meetings of the Committee. All such meetings shall be held pursuant to the By-Laws of the Company with regard to quorum, notice and waiver thereof and at any time, place and manner, including telephonically, permitted by the Company’s By-Laws.

Written minutes of each such meeting shall be duly filed in the Company’s records and minutes of the Committee’s most recent meeting shall be distributed prior to a Committee meeting to each member of the Committee for such member’s review. Members of the Committee are expected to make all reasonable efforts to attend each meeting.

Powers and Responsibilities:

The Committee shall:

(1)	Establish criteria and qualifications for Board membership, including standards for assessing independence. These criteria and qualifications include, among other things:

a.	Significant business experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

b.	Familiarity with and participation in the local community;

c.	Prominence and a highly-respected reputation in their profession;

d.	A proven record of honest and ethical conduct, personal integrity and independent judgment;

e.	The ability to represent the interests of the shareholders of the Company; and

f.	Availability to devote time to Board of Directors activities and to enhance their knowledge of the Company’s industry.

(2)

Actively seek to identify individuals to serve on the Board of Directors who satisfy the Board Membership Criteria. The Committee shall also consider written proposals for director nominees received from Company shareholders.

(3)	Assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

(4)

Recommend to the Board of Directors (a) the number of directors to be elected at the Company’s next Annual Meeting of Shareholders and (b) nominees for election as directors at the Company’s next Annual Meeting of Shareholders or for appointment by the Board to fill an existing or newly created vacancy on the Board of Directors.

(5)

Identify qualified members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors. In addition, the Committee may designate a member of the Committee to attend the meetings of any other Board committee ex officio with the concurrence of the chairman of such other committee.

(6)

Develop Corporate Governance Guidelines applicable to the Company and recommend such guidelines or revisions of such Guidelines to the Board of Directors. The Committee shall review such guidelines at least annually and, when necessary or appropriate, recommend changes to the Board of Directors.

(7)

Review at least annually the Company’s compliance with the listing requirements of the American Stock Exchange and any other applicable regulatory requirements and report to conclusions from such review to the Board of Directors.

(8)	Review at least annually the charters of the committees of the Board of Directors and, when necessary or appropriate, recommend changes in such charters to the Board of Directors.

(9)	Monitor the development of best practices regarding corporate governance and take a leadership role in shaping the corporate governance of the Company.

Additional Powers and Responsibilities:

The Committee shall have the authority to take any and all appropriate actions necessary to discharge its responsibilities. In particular, the Committee shall have (i) the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel, accountants or auditors, (ii) sole authority to retain and/or terminate any search firm, including those used to identify individuals qualified to serve on the Board of Directors, and (iii) the sole authority to approve the fees and other retention terms of any such engagement, the exercise of each of the foregoing powers as the Committee determines in its sole discretion is necessary or appropriate to carry out its duties. The Company in accordance with its normal business practices shall pay all fees and costs of such advisors promptly. The Committee shall have unrestricted access to Company personnel and documents and to the Company’s legal counsel, accountants and internal and external auditors.

The Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Committee’s own performance during such past year. The results of this evaluation shall be reported to the Board of Directors.

The Committee shall perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

APPENDIX C

REVOCABLE PROXY
THE PEOPLES HOLDING COMPANY

[X]	PLEASE MARK VOTE AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS
APRIL 20, 2004

        The undersigned hereby appoints George H. Booth, II, Frank B. Brooks, Robert C. Leake, and C. Larry Michael, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Peoples Holding Company to be held on Tuesday, April 20, 2004 at 2:00 p.m., Central time, at the principal office of The Peoples Bank & Trust Company, 209 Troy Street, Tupelo, Mississippi, 38804, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

        Absent specific instructions from the undersigned, the proxies are also authorized to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for Class 1 and Class 2 director listed hereon as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected as Class 1 and Class 2 directors.

(1)     To elect five Class 2 directors for a three-year term expiring in 2007 and one Class 1 director for a two-year term expiring in 2006:

	FOR	WITH- HOLD	FOR ALL EXCEPT
	[___]	[___]	[___]
Class 2 Directors:
John M. Creekmore
E. Robinson McGraw
Theodore S. Moll
John W. Smith
J. Larry Young
Class 1 Director:
John T. Foy

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

If you desire to cumulate your votes, please do so in the blanks following each name below. Cumulative voting is described in the section of the proxy statement entitled “Record Date and Voting Rights.”

Class 2 Directors:
John M. Creekmore	_________________________
E. Robinson McGraw	_________________________
Theodore S. Moll	_________________________
John W. Smith	_________________________
J. Larry Young	_________________________
Class 1 Director:
John T. Foy	_________________________

(2)     To transact such other business as may properly come before the annual meeting or any adjournments thereof.

        THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IN THE EVENT THAT A STOCKHOLDER IMPROPERLY CUMULATES HIS, HER OR ITS VOTES, THE PROXIES SHALL ALLOCATE SUCH VOTES IN A MANNER THAT SUCH PROXIES DEEM IN THEIR SOLE DISCRETION MOST ACCURATELY REFLECTS THE STOCKHOLDER’S INTENTIONS. THE ALLOCATIONS BY THE PROXIES SHALL BE FINAL.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

Please be sure to date and sign this Proxy in the box below.

Stockholder sign above	Co-holder (if any) sign above	Date

Detach above card, date, sign and mail in postage paid envelope provided.

THE PEOPLES HOLDING COMPANY

Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a representative capacity, please give full title.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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